Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

by and between

COWEN GROUP, INC.

as Issuer,

and

THE BANK OF NEW YORK MELLON

as Trustee

8.25% Senior Notes due 2021

Dated as of October 10, 2014

Supplement to Indenture dated as of October 10, 2014

i

ii

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of October 10, 2014, between COWEN GROUP, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of October 10, 2014 (the “Base Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series (the Base Indenture, as supplemented by this First Supplemental Indenture and as it may be further supplemented or amended from time to time, is herein referred to as the “Indenture”);

WHEREAS, Sections 2.1 and 9.1 of the Base Indenture provide, among other things, that the Company and the Trustee may, without the consent of the Holders, enter into indentures supplemental to the Base Indenture to provide for specific terms applicable to any series of Securities (as such term is defined in the Base Indenture);

WHEREAS, Section 2.1 of the Base Indenture provides, among other things, that there shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers’ Certificate of the Company or in a Company Order, or established in one or more indentures supplemental to the Base Indenture, prior to the issuance of the initial securities of any series, any deletions from or any exceptions, modifications or additions to those provisions set forth in Article III, Section 6.1, Article VIII and Article IX of the Base Indenture and any other terms of the applicable series which shall not be prohibited by the Base Indenture;

WHEREAS, the Company intends by this First Supplemental Indenture to create and provide for the issuance of a new series of debt securities to be designated as the “8.25% Senior Notes due 2021” (the “Initial Securities”);

WHEREAS, from time to time, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Securities and the terms of its other indebtedness existing on such future date, issue additional senior debt securities having the same interest rate, Maturity and other terms (except for the issue date, the public offering price and the first Interest Payment Date) as, and ranking equally and ratably with, the Initial Securities in accordance with this First Supplemental Indenture (the “Additional Securities”; for purposes of the Indenture, the Initial Securities and the Additional Securities together are referred to as the “Securities”); and

WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company under the Base Indenture to make this First Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

(a)                                 All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture.

(b)                                 The following are definitions used in this First Supplemental Indenture, and to the extent that a term is defined both herein and in the Base Indenture, the definition in this First Supplemental Indenture shall govern with respect to the Securities.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Adjusted Total Assets” means, as of any date of determination, (1) the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries that is internally available, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of “Consolidated Fixed Charge Coverage Ratio” less (2) all assets of the Company and its Restricted Subsidiaries that are the subject of Securities Lending Transactions.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease” means, as applied to any person, any lease of any property by that person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)                                 marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)                                 marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)                                 commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(4)                                 certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million;

(5)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) or (4) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)                                 investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets (including Capital Stock of the Subsidiaries of the Company) of the Company and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                 any “person” or “group” (as such terms are used in Sections 13(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

(4)                                 the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5)                                 the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (b) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Commission” means the Securities and Exchange Commission.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)                                 Consolidated Net Income; and

(2)                                 to the extent Consolidated Net Income has been reduced thereby:

(a)                                 all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

(b)                                 Consolidated Interest Expense;

(c)                                  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period; and

(d)                                 any expenses, charges or other costs related to any equity offering, acquisition (including amounts paid in connection with severance of employees or the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business, provided that such payments are made at the time of such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), disposition, restructuring, incurrence or refinancing of Indebtedness permitted to be incurred by the Indenture (whether or not successful), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                 the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Permitted Funding Debt and Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)                                 any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions and other operating improvements or synergies (x) calculated on a basis consistent with Regulation S-X under the Securities Act) or (y) as determined in good faith by a responsible financial or accounting officer of the Company for which steps have been taken or are reasonably expected to be taken within six (6) months of such transaction and are supportable and quantifiable and as set forth in an Officers’ Certificate) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio”:

(1)                                 interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)                                 notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements;

(3)                                 the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, will be excluded;

(4)                                 the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the Transaction Date; and

(5)                                 interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis will be calculated based on the average daily balance of such Indebtedness for the Four Quarter Period subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes.

Furthermore, in calculating “Consolidated EBITDA” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio,” the net income (or loss) of a Restricted Subsidiary (to the extent such net income has been excluded from the definition of “Consolidated Net Income” pursuant to paragraph (3) thereof) that has become a Guarantor during the relevant Four Quarter Period shall be included from the beginning of such Four Quarter Period.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                 Consolidated Interest Expense; plus

(2)                                 the product of (x) the amount of all dividend payments to any Person other than the Company or a Restricted Subsidiary on any series of Preferred Stock of such Person and, to the extent permitted under the Indenture, its Restricted Subsidiaries (other than dividends paid in Equity Interest (other than Disqualified Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)                                 any interest expense on Indebtedness of another Person that is Guaranteed by the Company or any of its Restricted Subsidiaries or secured by a Lien on assets of the Company or any of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; less

(3)                                 interest income of such Person and its Restricted Subsidiaries for such period;

in each case, on a consolidated basis in accordance with GAAP but excluding any such amount in respect of Permitted Funding Debt.

“Consolidated Net Income” means, with respect to any Person (the “Referent Person”), for any period, the aggregate net income (or loss) of the Referent Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that (i) there shall be included thereto (without duplication) (a) the amount of cash dividends or distributions actually received by the Referent Person or a Restricted Subsidiary of the Referent Person from any Person that is not a Restricted Subsidiary, and (b) with respect to any Person that is not a Restricted Subsidiary and is primarily engaged in the business of investment management, an amount equal to 80% of the share of net income (or loss) of such Person, excluding any performance-based compensation that has not been finally determined, allocated to the Referent Person or a Restricted Subsidiary of the Referent Person and (ii) there shall be excluded therefrom (without duplication):

(1)                                 any net after-tax extraordinary or nonrecurring gains or losses;

(2)                                 any net after-tax gain or loss realized upon the sale or other disposition of any property of such Person or any of its Restricted Subsidiaries (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business;

(3)                                 the net income (but not loss) of any Restricted Subsidiary (other than a Guarantor of the Securities) of the Referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4)                                 any restoration to income of any contingency reserve, except to the extent that provision for such reserve was deducted from Consolidated Net Income during the same period for which the calculation is being made;

(5)                                 income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(6)                                 in the case of a successor to the Referent Person by consolidation or merger or as a transferee of the Referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(7)                                 fees and expenses incurred in connection with the refinancing or repayment of Indebtedness or the issuance of Equity Interests;

(8)                                 to the extent non-cash, the amount of extraordinary, nonrecurring or unusual losses or charges (including all fees, expenses or charges incurred in connection with acquisitions, mergers of consolidations after the Issue Date);

(9)                                 any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs;

(10)                          to the extent non-cash, any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments;

(11)                          any non-cash impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(12)                          any non-cash income (or loss) related to the recording of the fair market value of agreements relating to Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

(13)                          the cumulative effect of a change in accounting principles; and

(14)                          any gains or losses due to fluctuations in currency values and the related effect.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)                                 was a member of such Board of Directors on the Issue Date; or

(2)                                 was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Disqualified Stock” means any Capital Stock that, by its terms, by the terms of any security into which it is convertible, or for which it is exchangeable, or by contract or otherwise,

is, or upon the happening of any event or passage of time would be, required to be redeemed on or prior to the date that is the 91st day after the date on which the Securities mature, or is redeemable at the option of the holder thereof, or is convertible into or exchangeable for debt securities in any such case on or prior to such date; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the 91st day after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the Change of Control provisions applicable to such Disqualified Stock are no more favorable to the holders of such Disqualified Stock than the provisions of the Indenture with respect to a Change of Control and such Disqualified Stock specifically provides that the issuer thereof will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s completing a Change of Control Offer. The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Securities mature.  If such Capital Stock is issued to a plan for the benefit of employees of the Company or its Subsidiaries or by any plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Securities) in existence on the Issue Date.

“Fair Market Value” means, with respect to any assets, securities or other property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (1) if such property has a Fair Market Value equal to or less than $10 million, by any Officer of the Company, or (2) if such property has a Fair Market Value in excess of $10 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor regulatory body in the United States performing similar functions.

“Fitch” means Fitch Ratings, Inc. or any successor or assign that is a Nationally Recognized Statistical Rating Organization.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time, except with respect to the definitions of, and accounting for, “Capital

Lease” and “Capital Lease Obligations” means generally accepted accounting principles in the United States which are in effect as of the Issue Date.

“Guarantee” means, as to any Person, a guarantee, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business.

“Guarantor” means any Restricted Subsidiary of the Company that fully and unconditionally guarantees the payment of principal of, premium, if any, and accrued and unpaid interest on the Securities by executing and delivering to the Trustee a supplemental indenture, until such time as such Restricted Subsidiary is released from its Security Guarantee.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement;

(2)                                 any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement;

(3)                                 any foreign exchange contract, currency swap agreement or other similar agreement or arrangement; or

(4)                                 any other Swap Contract.

“Incur” means, with respect to any Indebtedness of any Person, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of such Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary of the Company, (2) none of the accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, or the payment of interest in the form of additional Indebtedness or dividends in the form of additional shares of Preferred Stock or Disqualified Stock, in each case, with the same terms (to the extent provided for when the Indebtedness, Preferred Stock or Disqualified Stock on which such interest or dividends are paid was originally issued) will be considered an Incurrence of Indebtedness, and (3) a change in GAAP or the application thereof that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

“Indebtedness” means with respect to any Person, without duplication:

(1)                                 all obligations of such Person for borrowed money;

(2)                                 all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all Capital Lease Obligations of such Person;

(4)                                 all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)                                 all obligations of such Person in respect of any letter of credit, banker’s acceptance or similar credit transaction (or reimbursement obligations in respect thereof);

(6)                                 all Hedging Obligations of such Person;

(7)                                 all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, plus accrued dividends;

(8)                                 all Preferred Stock issued by a Restricted Subsidiary of such Person, valued at its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, plus accrued dividends;

(9)                                 all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness; and

(10)                          to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above (without giving effect to any call premiums in respect thereof) and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

The amount of any Indebtedness described in clauses (1) and (2) above will be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

The amount of any Indebtedness described in clause (6) above will be, in respect of any one or more Hedging Obligations, equal to, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Obligation, (a) for any date on or after the date such Hedging Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Obligation.

For purposes of determining any particular amount of Indebtedness, (x) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, and (y) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.04 shall not be treated as Indebtedness.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude (1) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be; (2) the acquisition of property and assets from suppliers and other vendors in the normal course of business and consistent with past practice; and (3) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business and consistent with past practice.

“Investment Grade Rating” means a rating of the Securities by a Rating Agency that is one of such agency’s four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P; Baa3 (or the equivalent) or higher by Moody’s and BBB (or the equivalent) or higher by Fitch); provided that, in each case, such ratings are publicly available; provided, further, that if Moody’s, S&P or Fitch is no longer in existence with no successor or assign or Moody’s, S&P or Fitch ceases to publicly rate the Securities for reasons outside of the Company’s control, then the equivalent Investment Grade Rating from any other Rating Agency selected by the Company.

“Issue Date” means the first date that the Securities are issued under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Make-Whole Amount” means, in connection with any optional redemption of any Security, the excess, if any, of (1) the present value as of the Redemption Date of (a) the redemption price of such Security on October 15, 2017 (such redemption price being described in the table in Section 3.01(b) hereof) plus (b) all remaining required interest payments due on such Security through and including the interest payment due on October 15, 2017 (exclusive of any interest accrued to the Redemption Date), determined by discounting, on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (determined on the second Business Day preceding the Redemption Date) plus 50 basis points, over (2) the aggregate principal amount of the Securities being redeemed.  The Trustee shall have no responsibility for calculating the Make-Whole Amount.

“Moody’s” means Moody’s Investors Service, Inc. or any successor or assign that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization registered under Section 15E of the Exchange Act (or any applicable successor provision).

“Permitted Funding Debt” means Securities Lending Debt, Trading Debt, the aggregate principal amount outstanding of the obligations of the Company and its Restricted Subsidiaries to repurchase securities pursuant to Repurchase Agreements, the aggregate amount of the Repurchase Liability, and, in each case, all Guarantees issued by the Company or any of its Subsidiaries in respect of such obligations.

“Permitted Liens” means the following types of Liens:

(1)                                 Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(2)                                 Liens securing Indebtedness and other obligations under Credit Facilities in an aggregate amount not to exceed the amount permitted to be incurred pursuant to clause (1) of the definition of “Permitted Indebtedness”;

(3)                                 Liens securing the Securities or any Security Guarantee thereof;

(4)                                 Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

(5)                                 statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(6)                                 Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or insurance related obligations (including Liens or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, warranty requirements, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(7)                                 judgment Liens not giving rise to an Event of Default;

(8)                                 any interest or title of a lessor under any Capital Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capital Lease Obligation other than proceeds thereof;

(9)                                 Liens securing Indebtedness incurred under clause (4) of the definition of “Permitted Indebtedness”; provided that (a) such Liens only cover the property, plant or equipment so acquired, constructed or improved with the proceeds from such Indebtedness and (b) any such Lien is created within 180 days of the later of the date such property, plant or equipment is acquired or the construction or improvement is completed;

(10)                          Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(11)                          Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(12)                          Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(13)                          Liens securing Hedging Obligations permitted under the Indenture or clearing, depositary, regulated exchange or settlement activities in respect thereof;

(14)                          Liens securing Acquired Indebtedness incurred in accordance with Section 4.03, provided that:

(a)                                 such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a

Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company, and

(b)                                 such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

(15)                          banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank or prime broker accounts in the ordinary course of business and Liens on cash accounts securing Indebtedness incurred under clause (10)(b) of the definition of “Permitted Indebtedness” with financial institutions;

(16)                          Liens arising in connection with Permitted Funding Debt incurred by the Company or any of its Restricted Subsidiaries provided such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the securities that related to the respective Permitted Funding Debt transaction; and

(17)                          other Liens securing Indebtedness for borrowed money with respect to property or assets with an aggregate Fair Market Value (valued at the time of creation thereof) not to exceed at any time $5.0 million.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or to any Restricted Subsidiary of the Company); provided that:

(1)                                 the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any premium, tender and defeasance costs necessary to accomplish such refinancing and such expenses incurred in connection therewith);

(2)                                 in the case of term Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or any Security Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities or such Security Guarantee, as the case may be, on terms at least as favorable, taken as a whole, to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)                                 if such Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Indebtedness solely of the Company (and is not otherwise Guaranteed by a Restricted Subsidiary of the Company), the such Permitted Refinancing Indebtedness shall be Indebtedness solely of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Prospectus Supplement” means the final prospectus supplement dated October 3, 2014 relating to the offering of the Securities and filed with the Commission pursuant to Rule 424(b).

“Rating Agency” means each of Moody’s, S&P and Fitch, or if Moody’s, S&P or Fitch is no longer in existence with no successor or assign, or Moody’s, S&P or Fitch ceases to publicly rate the Securities for reasons outside of the Company’s control, a Nationally Recognized Statistical Rating Organization selected by the Company which shall be substituted for Moody’s, S&P or Fitch, as the case may be, notice of which shall be given to the Trustee. “Rating Agencies” means Moody’s, S&P and Fitch.

“Repurchase Agreement” means, as of any date of determination, a repurchase agreement entered into by the Company or any of its Restricted Subsidiaries from time to time pursuant to which the Company or such Restricted Subsidiary shall have sold securities to a third party and has agreed to repurchase such securities at a stated date of maturity that is no more than 90 days from the date of determination, disregarding any rollover, renewal or extension (whether automatic or otherwise) or similar provision stated therein; provided that such repurchase agreement shall have been entered into by the Company or such Restricted Subsidiary in the ordinary course of its business.

“Repurchase Liability” means, as of any date of determination, the liability of the Company or any of its Restricted Subsidiaries to purchase securities in the market that are identical to those securities it borrowed and sold pursuant to Repurchase Transactions (it being understood that such liability shall be measured based on the then market value of such security).

“Repurchase Transaction” means a repurchase transaction in which the Company or any of its Restricted Subsidiaries borrows a security and delivers it to a purchaser and at a later date, the Company or such Restricted Subsidiary purchases the identical security in the market to replace the borrowed security; provided that such transaction shall have been entered into by the Company or such Restricted Subsidiary in the ordinary course of its business.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc., or any successor or assign that is a Nationally Recognized Statistical Rating Organization.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

“Securities Lending Debt” means any Indebtedness incurred by the Company or any of its Restricted Subsidiaries consisting of the liability for any borrowed securities to the lender thereof in connection with any Securities Lending Transaction.

“Securities Lending Transaction” means certain offsetting securities lending transactions whereby the Company or any of its Restricted Subsidiaries borrows securities from one entity and then lends such securities to another entity (with the Company always maintaining a matched book between securities borrowed and securities loaned).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Subordinated Indebtedness” means Indebtedness of the Company that by its terms is subordinated or junior in right of payment to the Securities.

“Subsidiary” means, with respect to any Person:

(1)                                 a corporation a majority of whose Voting Stock is at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof; and

(2)                                 any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Swap Contract” means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward and futures commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement published by the Foreign Exchange Committee or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Trading Debt” means Indebtedness of any Restricted Subsidiary of the Company, that engages primarily in the business of proprietary trading, owed to prime brokers that are regulated by FINRA (or equivalent regulatory body in a foreign jurisdiction) (1) the proceeds of which Indebtedness are used solely by such Restricted Subsidiary to purchase securities or other financial instruments in the ordinary course of its business and (2) which Indebtedness is secured only by cash and/or such securities and financial instruments.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 15, 2017; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to October 15, 2017 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.  The Company will (1) calculate the Treasury Rate on the second Business Day preceding the applicable Redemption Date and (2) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Make-Whole Amount and the Treasury Rate and showing the calculation of each in reasonable detail.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination, such calculation to be performed by the Company.

“Unrestricted Subsidiary” means (1) initially HealthCare Royalty Management, LLC, a Delaware limited liability company, and any of its Subsidiaries and (2) any Subsidiary of the Company that is designated as an Unrestricted Subsidiary by the Board of Directors of the Company pursuant to a Board Resolution in compliance with Section 4.07, and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

Section 1.02                             Other Definitions.

Term	Defined in Section
“Additional Securities”	Recitals
“Base Indenture”	Recitals
“Change of Control Offer”	3.03(a)
“Change of Control Payment”	3.03(a)
“Change of Control Settlement Date”	3.03(a)
“Company”	Introductory paragraph
“First Supplemental Indenture”	Introductory paragraph
“Four Quarter Period”	Definition of “Consolidated Fixed Charge Coverage Ratio”
“Indenture”	Recitals
“Initial Securities”	Recitals
“Interest Payment Date”	2.04(c)
“Master Agreement”	Definition of “Swap Contract”
“Maturity Date”	2.04(b)
“Permitted Indebtedness”	4.03(b)
“rating failure event”	4.08(b)
“Referent Person”	Definition of “Consolidated Net Income”
“Regular Record Date”	2.04(c)
“Restricted Payment”	4.02(a)
“Reversion Date”	4.08(b)
“Security Guarantee”	4.05
“Securities”	Recitals
“Surviving Entity”	5.01(a)(i)b.
“Suspended Covenants”	4.08(a)
“Suspension Period”	4.08(b)
“Transaction Date”	Definition of “Consolidated Fixed Charge Coverage Ratio”
“Trustee”	Introductory paragraph

Section 1.03                             Incorporation by Reference of Trust Indenture Act.

The Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of the Indenture.  The following TIA terms have the following meanings:

“indenture securities” means the Securities,

“indenture security holder” means a Holder of a Security,

“indenture to be qualified” means the Indenture,

“indenture trustee” or “institutional trustee” means the Trustee, and

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in the Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rules promulgated under the TIA have the meanings assigned to them by such definitions.

ARTICLE II

APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION, FORMS, TERMS AND CONDITIONS OF SECURITIES

Section 2.01                             Application of this First Supplemental Indenture.  The provisions of this First Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the Holders of the Securities.  The Securities constitute a separate series of Securities as provided in Section 2.1 of the Base Indenture.  With respect to the Securities only, the Base Indenture shall be supplemented and amended pursuant to this First Supplemental Indenture.  To the extent that the provisions of this First Supplemental Indenture conflict with any provision of the Base Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling, but solely with respect to the Securities.

Section 2.02                             Creation of the Securities.  In accordance with Section 2.1 of the Base Indenture, the Company hereby creates the Securities as a separate series of its Securities issued pursuant to the Base Indenture.  The Securities shall be issued initially in an aggregate principal amount of up to $63,250,000, including up to $8,250,000 aggregate principal amount of Securities in the event that the underwriters exercise their right in full to purchase Additional Securities (as contemplated by clause (3) of the definition of Permitted Indebtedness) under that certain Underwriting Agreement dated as of October 3, 2014 between the Company and Sterne Agee and Leach, Inc., as representative of such underwriters.  Additional Securities may be issued pursuant to Section 2.04(e) hereof.

Section 2.03                             Form of the Securities.  The Securities shall be issued in the form of a Global Security, duly executed by the Company and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of “Cede & Co.,” as the nominee of DTC.  The Securities shall be substantially in the form of Exhibit A attached hereto.  So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture and under such Securities.  Ownership of beneficial interests in such Global Security shall be shown on, and transfers thereof shall be effective only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners).  The Securities shall not be issuable in temporary global form.

Section 2.04                             Terms and Conditions of the Securities.

The Securities shall be governed by all the terms and conditions of the Indenture.  In particular, the following provisions shall be terms of the Securities:

(a)                                 Title and Conditions of the Securities.  The title of the Securities shall be as specified in the Recitals; and the aggregate principal amount of the Securities shall be as specified in Section 2.02 of this Article II, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the Securities pursuant to Sections 2.8, 2.9, 2.13, 2.16, 5.7 or 9.5 of the Base Indenture or Section 3.03 of this First Supplemental Indenture and except for any Securities that, pursuant to Section 2.4 or 2.16 of the Base Indenture, are deemed never to have been authenticated and delivered hereunder.

(b)                                 Stated Maturity.  The Securities shall mature, and the principal of the Securities shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on October 15, 2021 (the “Maturity Date”).

(c)                                  Payment of Principal and Interest.  The Securities shall bear interest at 8.25% per annum, from and including October 10, 2014, or from the most recent Interest Payment Date (as defined hereafter) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal.  Interest on the Securities shall be payable quarterly in arrears in U.S. Dollars on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2015 (each such date, a “Interest Payment Date” for the purposes of the Securities under the Indenture).  Payments of interest shall be made to the Person in whose name a Security (or predecessor Security) is registered (which shall initially be the Depositary) at the close of business on the January 1, April 1, July 1 and October 1 (whether or not that date is a Business Day), as the case may be, immediately preceding such Interest Payment Date (each such date, a “Regular Record Date” for the purposes of the Securities).  Interest on the Securities shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.  The amount of interest payable for any period shorter than a full quarterly interest period shall be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months.  If any Interest Payment Date falls on a Saturday, Sunday, legal holiday in the City of New York or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close, then payment of interest shall be made on the next succeeding Business Day and no additional interest will accrue because of the delayed payment.

(d)                                 Registration, Form and Denominations.  The Securities shall be issuable as registered securities as provided in Section 2.03 of this Article II.  The form of the Securities shall be as set forth in Exhibit A attached hereto.  The Securities shall be issued and may be transferred only in minimum denomination of $25 and integral multiples of $25 in excess thereof.  All payments of principal, Redemption Price, any purchase price relating to a Change of Control Offer and accrued unpaid interest in respect of the Securities shall be made by the Company as set forth in the Securities.

(e)                                  Further Issuance.  Subject to Section 4.03 of this First Supplemental Indenture, the Company may, from time to time, without the consent of or notice to the Holders, pursuant to a Company Order delivered to the Trustee, create and issue Additional Securities provided that such Additional Securities constitute a qualified reopening of the Initial Securities pursuant to Treasury Regulation Section 1.1275-2(K).  Additional Securities issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Securities.

(f)                                   Ranking.  The Securities shall be the Company’s unsecured and unsubordinated obligations and shall rank equally in right of payment with all of its current and future unsecured and unsubordinated indebtedness and senior to all of its current and future subordinated indebtedness.

(g)                                  Sinking Fund.  The Securities are not entitled to any sinking fund.

(h)                                 Additional Amounts.  No Additional Amounts shall be payable with respect to the Securities.

(i)                                     Surrender of Securities. The Securities may be surrendered for registration of transfer or exchange at the Corporate Trust Office.

(j)                                    Purchase Price.  The initial purchase price to the public (not including the underwriters referred to in Section 2.02 of this First Supplemental Indenture) of the Initial Securities shall be 100% of the principal amount of each Security.

(k)                                 Other Terms and Conditions.  The Securities shall have such other terms and conditions as provided herein.

ARTICLE III

REDEMPTION AND REPURCHASE

Section 3.01                             Optional Redemption.

(a)                                 Prior to October 15, 2017, the Company may redeem the Securities, in whole at any time or in part from time to time, at the Company’s option, upon not less than 30 nor more than 60 days notice, at a Redemption Price (as calculated by the Company) equal to the sum of:

(i)                                     100% of the principal amount of the Securities to be redeemed plus any accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) plus

(ii)                                  the Make-Whole Amount, if any.

(b)                                 On and after October 15, 2017, the Company may redeem the Securities, in whole at any time or in part from time to time, at the Company’s option, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the year set forth below:

Year	Percentage
2017	106.188%
2018	104.125%
2019	102.063%
2020 and thereafter	100.000%

In addition, the Company shall pay any interest accrued but unpaid to the Redemption Date (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(c)                                  The Company may also redeem the Securities in accordance with Section 3.03(i) hereof.

(d)                                 To the extent not conflicting with the terms of this First Supplemental Indenture, including this Section 3.01, the terms of Article V of the Base Indenture shall apply to the redemption of the Securities pursuant to this Section 3.01.

Section 3.02                             Mandatory Redemption; Open Market and Other Purchases.  Except as described in Section 3.03, the Company will not be required to repurchase the Securities or make any mandatory redemption or sinking fund payments with respect to the Securities.  The Company or any Affiliate of the Company may at any time and from time to time acquire Securities by means other than a redemption, whether by tender offer, purchases in the open market, negotiated transactions or otherwise, in accordance with applicable securities laws.  Such Securities may, at the option of the Company or the relevant Affiliate of the Company, be held, resold, or surrendered to the Trustee for cancellation.  In determining whether the Holders of the requisite principal amount of outstanding Securities have consented to or voted in favor of any request, direction, notice, waiver, amendment or modification under the Indenture, Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

Section 3.03                             Repurchase at the Option of Holders upon a Change of Control.

(a)                                 If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Securities as described in Section 3.01, each Holder of Securities shall have the right, in accordance with the terms and procedures of this Section 3.03, to require the Company to repurchase all or any part (equal to $25.00 or in integral multiples of $25.00) of that Holder’s Securities pursuant to an offer (a “Change of Control Offer”) at a cash purchase price equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest on the Securities repurchased (the “Change of Control Payment”), to the date of settlement of the Change of Control Offer (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date.

(b)                                 The Change of Control Offer shall remain open for a period from the date the notice of the Change of Control Offer described in paragraph (c) is sent until a date determined by the Company that is at least 30 but not later than 60 days from the date of mailing of such notice.

(c)                                  Within 30 days following any Change of Control, unless the Company has previously or concurrently exercised the Company’s right to redeem all of the Securities as described in Section 3.01, the Company shall send, by first class mail (or, in the case of Global Securities, by electronic transmission), a notice to each Holder and the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer.  The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

(i)                                     the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.03 and that, to the extent lawful, all Securities properly tendered shall be accepted for payment;

(ii)                                  the purchase price, the last day of the Change of Control Offer, and the Change of Control Settlement Date;

(iii)                               that any Security not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest;

(iv)                              that, unless the Company defaults in the payment of the amount due on the Change of Control Settlement Date, all Securities or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Settlement Date;

(v)                                 that Holders electing to have any Securities purchased pursuant to the Change of Control Offer will be required to tender the Securities, with the form entitled Option of Holder to Elect Purchase on the reverse of the Securities completed, or transfer the Securities by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the Change of Control Settlement Date;

(vi)                              that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the period described in paragraph (b), a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Securities repurchased in whole or in part;

(vii)                           that Holders whose Securities are being repurchased only in part will be issued new Securities equal in principal amount to the portion of the Securities tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $25.00 in principal amount or an integral multiple of $25.00 in excess thereof; and

(viii)                        that, notwithstanding anything herein to the contrary, all Securities held in book entry form shall be tendered and withdrawn in accordance with the applicable procedures of the Depositary.

(d)                                 The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.  To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.03, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.03 by virtue of such conflict.

(e)                                  Promptly following the expiration of the Change of Control Offer, the Company shall, to the extent lawful, accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer.  Promptly after such acceptance, the Company shall on the Change of Control Settlement Date:

(i)                                     deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(ii)                                  deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of such Securities being purchased by the Company.

(f)                                   On the Change of Control Settlement Date, the Paying Agent shall mail to each Holder of Securities properly tendered the Change of Control Payment for such Securities (or, if all the Securities are then Global Securities, make such payment through the facilities of DTC), and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided, however, that each new Security shall be in a principal amount of $25.00 or an integral multiple thereof.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

(g)                                  The provisions described in this Section 3.03 that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of the Indenture are applicable.

(h)                                 The Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party (including one of the Company’s Subsidiaries) makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 3.03 applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption of all outstanding Securities has been given pursuant to Section 3.01, unless and until there is a default in payment of the applicable Redemption Price.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer by the Company or a third party may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for such Change of Control at the time the Change of Control Offer is made.

(i)                                     If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer, and the Company, or any third party making the Change of Control Offer in lieu of the Company as described in this Section 3.03, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described in this Section 3.03, to redeem all Securities that remain outstanding following such purchase at a Redemption Price (as calculated by the Company) in cash equal to 101% of the principal amount thereof plus accrued but unpaid interest to the date of redemption set forth in such notice, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date.  To the extent not conflicting with the terms of this First Supplemental Indenture, including this Section 3.03(i), the terms of Article V of the Base Indenture shall apply to the redemption of the Securities pursuant to this Section 3.03(i).

ARTICLE IV

COVENANTS

The covenants set forth in this Article IV shall be applicable to the Company in addition to the covenants in Article III of the Base Indenture, which shall in all respects be applicable in respect of the Securities.

Section 4.01                             Reports to Holders.

(a)                                 Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish the Trustee, for delivery to the Holders of the Securities upon their written request therefor:

(i)                                     all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries, and providing financial information for the Unrestricted Subsidiaries of the Company separate from the financial information of Company and its Restricted Subsidiaries in a manner that is, at a minimum, consistent with the disclosure relating to the financial information for the Company’s Unrestricted Subsidiaries that is included in the Prospectus Supplement, and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(ii)                                  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

in the case of each of clauses (i) and (ii), within 15 days after the Company files the same with the Commission (or if not subject to the periodic reporting requirements of the Exchange Act, within 15 days after it would have been required to file the same with the Commission); provided that the delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b)                                 In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  To the extent that the Company files such information and reports with the Commission and such information and reports are publicly available via EDGAR on the Commission’s website, then the Company shall furnish such information and reports to the Trustee by electronic mail, provided that the Trustee shall not be required to deliver such materials to the Holders of the Securities.

Section 4.02                             Limitation on Restricted Payments.

(a)                                 The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly (each of the actions set forth in clauses (i), (ii) and (iii) below being referred to as a “Restricted Payment”):

(i)                                     declare or pay any dividend or make any other payment or distribution with respect to any of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary);

(ii)                                  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) any Equity Interests of the Company held by any

Person (other than by a Restricted Subsidiary) or any Equity Interests of any Restricted Subsidiary (other than by the Company or another Restricted Subsidiary); or

(iii)                               make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness;

if at the time of such Restricted Payment or immediately after giving effect thereto,

(A)                               a Default or an Event of Default shall have occurred and be continuing; or

(B)                               the Company is not able to incur at least $1.00 of additional Indebtedness in compliance with Section 4.03(a); or

(C)                               the aggregate amount of all Restricted Payments (including such proposed Restricted Payment, but excluding any Restricted Payment made pursuant to clauses (ii), (iii), (v), (vi) (vii), (viii) and (ix) of Section 4.02(b)) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

(1)                                 50% of the Company’s Consolidated Net Income on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first fiscal quarter during which the Issue Date occurs and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment for which financial statements are available (or if such Consolidated Net Income for such period is a loss, minus 100% of such loss); plus

(2)                                 the aggregate net cash proceeds (or the Fair Market Value of any marketable securities or other property) received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company (including, in connection with a merger or consolidation with another Person) since the Issue Date and the amount of reduction of Indebtedness of the Company or its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company) since the Issue Date; plus

(3)                                 $35 million.

(b)                                 Notwithstanding the foregoing, the provisions set forth in Section 4.02(a) shall not prohibit:

(i)                                     the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(ii)                                  any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for such Restricted Payment shall be excluded from clause (C)(2) of Section 4.02(a);

(iii)                               the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for or with the net cash proceeds from a substantially concurrent Incurrence (other than to a Subsidiary of the Company) of, Permitted Refinancing Indebtedness;

(iv)                              so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, retirement, defeasance or other acquisition by the Company of Equity Interests of the Company held by future, present or former officers, directors, employees, managers and consultants of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such officers, directors, employees, managers or consultants or termination of their seat on the board of the Company; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $3.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the next succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of $6.0 million in any calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed;

(A)                               the cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Capital Stock (other than Disqualified Stock) of the Company to officers, directors, employees, managers or consultants of the Company and any of its Subsidiaries that occur after the Issue Date; plus

(B)                               the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date; less

(C)                               the amount of any Restricted Payments previously made pursuant to subclauses (A) and (B) of this Section 4.02(b)(iv);

provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by subclauses (A) and (B) of this Section 4.02(b)(iv) in any calendar year;

(v)                                 repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Stock represents a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities;

(vi)                              repurchases or withholding of Capital Stock to satisfy any taxes due by (including amounts required to be withheld from) current and former employees of the Company and its Subsidiaries in connection with the exercise, vesting or settlement of equity-based compensation awards, including stock options, warrants, restricted stock, restricted stock units, stock appreciation rights, and other convertible or exchangeable securities;

(vii)                           payments of cash in lieu of issuing fractional shares upon the exercise of options or warrants or the exchange or conversion of any securities, provided that such payment shall not be for the purpose of evading the limitations of this Section 4.02 (as determined by the Board of Directors of the Company in good faith);

(viii)                        the payment of any dividend by a Restricted Subsidiary of the Company to all holders of its Capital Stock on a pro rata basis;

(ix)                              the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary incurred in accordance with Section 4.03;

(x)                                 to the extent required by the agreement or the certificate of designation, as the case may be, governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have first complied with the terms of Section 3.03, and purchased all Securities tendered pursuant to the offer to repurchase all the Securities required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; and

(xi)                              so long as no Default or Event of Default shall have occurred and be continuing, Restricted Payments in an aggregate amount not to exceed $5.0 million.

(c)                                  The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

Section 4.03                             Limitation on Indebtedness.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, no Default or Event of Default shall have occurred and be continuing and the Consolidated Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would be at least 2.0 to 1.

(b)                                 Notwithstanding the foregoing, subsection (a) of this Section 4.03 shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1)                                 the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any time outstanding pursuant to this clause (1) not to exceed the greater of (i) $50.0 million and (ii) an amount equal to 2.0% of Adjusted Total Assets at the time of Incurrence;

(2)                                 the Incurrence of Existing Indebtedness;

(3)                                 the Incurrence of Indebtedness represented by the Securities issued on the Issue Date and any Additional Securities issued as a result of the exercise by the underwriters of their right to purchase up to $8,250,000 aggregate principal amount of Securities within 30 days of the date of the Prospectus Supplement;

(4)                                 the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant, equipment or other assets (including any reasonably related fees or expenses Incurred in connection with such acquisition, construction or improvement) in an aggregate amount, at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed the greater of (i) $20.0 million and (ii) an amount equal to 1.0% of Adjusted Total Assets;

(5)                                 the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the Indenture to be Incurred under Section 4.03(a) or clauses (2), (3), (4), (5) or (15) of this definition;

(6)                                 the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owing to and held by the Company or any other Restricted Subsidiary; provided, however, that any event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company (except for any pledge of such Indebtedness until the pledgee commences actions to foreclose on such Indebtedness) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 (i) a Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of any Restricted Subsidiary, provided that such Indebtedness was incurred in accordance with this Section 4.03, and (ii) a Guarantee by any Restricted Subsidiary of any Indebtedness of the Company, provided that (x) such Indebtedness was incurred in accordance with this Section 4.03 and (y) the Restricted Subsidiary concurrently Guarantees the Securities in accordance with Section 4.05;

(8)                                 the Incurrence by the Company or any of its Restricted Subsidiaries of any Hedging Obligation that is Incurred in the ordinary course of business for the purpose of managing risks and returns associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated to be held by the Company or such Restricted Subsidiary, or changes in the value of securities issued by the Company or such Restricted Subsidiary, and not for speculative purposes;

(9)                                 the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the acquisition or disposition of any business, or assets or Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, or assets or Capital Stock of a Subsidiary for the purpose of financing such acquisition); provided that the extent to which the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness in connection with any disposition exceeds the gross proceeds actually received by the Company or any Restricted Subsidiary, including the Fair Market Value of non-cash proceeds, shall not constitute Permitted Indebtedness permitted by this clause (9);

(10)                          (i) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence; and (ii) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(11)                          the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued for their account in the ordinary course of business with respect to trade payables relating to the purchase of property by such Persons and other letters of credit, surety, performance, appeal or similar bonds, banker’s acceptances, completion guarantees or similar instruments issued in the ordinary course of business of the Company or any Restricted Subsidiary, including letters of credit or similar instruments pursuant to health, disability and other employee benefits, property, casualty or liability insurance or self-insurance and workers’ compensation obligations; provided that, in each case, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 15 days following such drawing or Incurrence; and provided, further, that such Indebtedness is not in connection with the borrowing of money or the obtaining of advances;

(12)                          the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent the net cash proceeds thereof are promptly deposited to defease or to satisfy and discharge the Securities as described in Article VIII of the Base Indenture (as amended by this First Supplemental Indenture);

(13)                          Indebtedness consisting of (i) Acquired Indebtedness of any Person and/or (ii) Additional Securities or any unsecured debt securities of the Company having a final maturity date no earlier than the final maturity date of the Securities (and no ability on the part of the Company to redeem such debt securities prior to the final maturity date of the Securities), in all cases, incurred by the Company to finance (or refinance within 180 days of the incurrence thereof of any Indebtedness incurred to finance) the acquisition of any assets (including a division or line of business) or all or substantially all of the Capital Stock of a Person; provided that, in the case of both clauses (i) and (ii), on the date of the Incurrence of such Indebtedness, after giving pro forma effect to the Incurrence thereof and the use of proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would be either (x) at least 2.0 to 1 or (y) equal to or greater than such Consolidated Fixed Charge Coverage Ratio of the Company in effect immediately prior to, and calculated without giving pro forma effect to, the acquisition transaction and the Incurrence of such Indebtedness and the use of proceeds therefrom;

(14)                          Permitted Funding Debt; and

(15)                          the Incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (15), not to exceed the greater of (i) $15 million and (ii) an amount equal to 1.0% of Adjusted Total Assets at the time of Incurrence.

(c)                                  For purposes of determining compliance with this Section 4.03, in the event that any proposed Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (15) of Section 4.03(b), or is entitled to be Incurred pursuant to Section 4.03(a), the Company shall be permitted to classify, and may later reclassify, such item of Indebtedness or a part thereof in any manner that complies with this Section 4.03.

(d)                                 Notwithstanding any other provision of this Section 4.03, (i) the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies and (ii) any fluctuations in the value of assets as a result of changes in fair value or mark to market accounting shall not be deemed an Incurrence of Indebtedness for purposes of the Indenture.

(e)                                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated by the Company based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus accrued interest and the related costs and fees of such refinancing. The Trustee shall not be responsible for obtaining any foreign currency rate or performing any conversions.

(f)                                   The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.04                             Limitation on Liens Securing Indebtedness of the Company.  The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) of any kind upon the property or assets of the Company or any Restricted Subsidiary, now owned or hereafter acquired, securing any Indebtedness of the Company unless all obligations of the Company under the Indenture and the Securities are secured by a Lien on such property or assets on an equal and ratable basis with such Indebtedness so secured (or, in the case of Indebtedness subordinated to the Securities, senior in priority thereto, with the same relative priority as the Securities shall have with respect to such subordinated Indebtedness) until such time as such Indebtedness is no longer outstanding or secured by a Lien.

Section 4.05                             Limitation on Subsidiary Guarantees of Indebtedness of the Company.  The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company (other than the Securities) unless such Restricted Subsidiary executes and delivers to the Trustee a supplemental indenture providing for the Guarantee of the Securities (a “Security Guarantee”) by such Restricted Subsidiary, which Security Guarantee shall rank equally in right of payment with such Restricted Subsidiary’s Guarantee of the Company Indebtedness (unless the Company Indebtedness is subordinated in right of payment to the Securities, in which case the Guarantee of the Indebtedness of the Company shall be subordinated to the Security Guarantee to the same extent as the Indebtedness of the Company is subordinated to the Securities).  Any Security Guarantee provided pursuant to this Section 4.05 shall be automatically released when such Indebtedness of the Company is no longer outstanding or the Guarantee of such Indebtedness of the Company is released or terminated, in each case, other than as a result of a payment thereon by the Restricted Subsidiary.

Section 4.06                             Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.07                             Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 On the Issue Date, all of the Subsidiaries of the Company, shall be Restricted Subsidiaries other than HealthCare Royalty Partners, which shall be an Unrestricted Subsidiary until otherwise designated by the Company’s Board of Directors.  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that at the time of such designation the following conditions are satisfied:

(i)                                     any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be, at the time of such designation, and such designation shall only be permitted if such Incurrence of Indebtedness is permitted under Section 4.03;

(ii)                                  such Subsidiary does not hold any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, or have any Investment in, the Company or any Restricted Subsidiary;

(iii)                               the Subsidiary being so designated has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except to the extent such Guarantee or credit support would be released upon such designation; and

(iv)                              no Default or Event of Default would be in existence following such designation.

(b)                                 Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be evidenced by the Company filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture.  If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clauses (ii) and (iii) of Section 4.07(a), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture, and any Indebtedness or Liens on the property of such Subsidiary shall be deemed to be Incurred or made by a Restricted Subsidiary as of such date, and if such Indebtedness or Liens are not permitted to be Incurred or made as of such date under the Indenture, the Company shall be in default under the Indenture.

(c)                                  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that at the time of such designation the following conditions are satisfied:

(i)                                     such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.03;

(ii)                                  all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation must be permitted under Section 4.04; and

(iii)                               no Default or Event of Default is in existence following such designation.

Section 4.08                             Covenant Suspension.

(a)                                 If at any time (i) the Securities have an Investment Grade Rating from at least two of the Ratings Agencies, (ii) no default or Event of Default has occurred and is continuing under the Indenture and (iii) the Company has delivered to the Trustee an Officers’ Certificate certifying to the foregoing provisions of this sentence, the Company and its Restricted Subsidiaries shall not be subject to Sections 4.02 and 4.03 of this First Supplemental Indenture and 4.1(a)(ii) of the Base Indenture as amended and restated by this First Supplemental Indenture (collectively, the “Suspended Covenants”).

(b)                                 In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time (the “Suspension Period”) as a result of the preceding sentence and, subsequently, one of the Rating Agencies withdraws its rating, no longer makes its rating publicly available or downgrades the rating assigned to the Securities resulting in the Securities no longer having an Investment Grade Rating from at least two Rating Agencies (the “Reversion Date”), then the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants, it being understood that no actions taken by (or omissions of) the Company or any of its Restricted Subsidiaries during the Suspension Period shall constitute a Default or an Event of Default under the Suspended Covenants.  Furthermore, after the Reversion Date, (i) calculations with respect to Restricted Payments shall be made in accordance with the terms of Section 4.02 as though such covenant had been in effect prior to and throughout the Suspension Period and accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.02(a) and (ii) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to clause (2) of the definition of “Permitted Indebtedness.”  Notwithstanding the foregoing, if the Securities have received an Investment Grade Rating from any of the Rating Agencies and thereafter, Moody’s, S&P or Fitch ceases to exist with no successor or assign or Moody’s, S&P or Fitch ceases to publicly rate the Securities for reasons outside of the Company’s control (a “ratings failure event”), then the Company shall have 60 calendar days from the ratings failure event to select another Rating Agency in substitution for Moody’s, S&P or Fitch and until the earlier of the expiration of such 60-day period or the selection of such other Rating Agency, the Securities shall be deemed to have an Investment Grade Rating.

(c)                                  During a Suspension Period, the Company may not designate any of its Subsidiaries that was a Restricted Subsidiary at the commencement of a Suspension Period as an Unrestricted Subsidiary.  The Company shall provide the Trustee with prompt written notice of the commencement of any Suspension Period.

ARTICLE V

SUCCESSORS

Section 5.01                             Merger, Consolidation or Sale of Assets.  Section 4.1 of the Base Indenture is amended and restated in its entirety and replaced with the following:

(a)                                 The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(i)                                     either:

(A)                               the Company shall be the surviving or continuing corporation; or

(B)                               the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(1)                                 shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(2)                                 shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and the Indenture on the Company’s part to be performed or observed;

(ii)                                  immediately after giving pro forma effect to such transaction and the assumption contemplated by clause (i)(B)(2) of this Section 4.1 (including giving pro forma effect to any Indebtedness, including Acquired Indebtedness, incurred or anticipated to be incurred in connection with or in respect of such transaction), the Consolidated Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date of such transaction would be either (a) at least 2.0 to 1 or (b) equal to or greater than such Consolidated Fixed Charge Coverage Ratio of the Company in effect immediately prior to, and calculated without giving pro forma effect to, such transaction;

(iii)                               immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(2) of this Section 4.1 (including, without limitation, giving effect to any Indebtedness, including Acquired Indebtedness, incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(iv)                              the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

provided, however, that clause (ii) shall not apply (A) if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution delivered to the Trustee, the principal purpose of such transaction is to change the state of incorporation of the Company, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations, or (B) to any consolidation, merger, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Restricted Subsidiary.

(b)                                 For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the Company’s properties and assets, shall be deemed to be the transfer of all or substantially all of the Company’s properties and assets.

(c)                                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the Company’s assets in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Securities with the same effect as if such surviving entity had been named as such.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01                             Event of Default.  Section 6.1 of the Base Indenture is amended and restated in its entirety and replaced with the following:

Each of the following constitutes an “Event of Default,” wherever used in the Indenture with respect to the Securities:

(1)                                 a default for 30 days in the payment when due of interest on the Securities;

(2)                                 a default in payment when due (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Securities;

(3)                                 the failure by the Company or any Restricted Subsidiary to make or consummate a Change of Control Offer in accordance with the provisions of Section 3.03 of this First Supplemental Indenture or to comply with the provisions of Section 4.1 of the Base Indenture (as amended and restated by Section 5.01 of this First Supplemental Indenture);

(4)                                 the failure by the Company or any Restricted Subsidiary for 60 days after receiving written notice specifying the default (and demanding that it be remedied) from the Trustee or Holders representing 25% or more of the aggregate principal amount of Securities outstanding to comply with any of the other covenants or agreements in the Indenture;

(5)                                 a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary) other than Indebtedness owed to the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(i)                                     is caused by a failure to make any payment of principal or interest when due at the stated maturity thereof (giving effect to any applicable grace periods and any extensions thereof) of such Indebtedness (a “Payment Default”); or

(ii)                                  results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness that is then subject to a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6)                                 the failure by the Company or any Restricted Subsidiary to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier) aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)                                 except as permitted by the Indenture, any Security Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee;

(8)                                 the Company or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company:

(i)                                     commences a voluntary case under any Bankruptcy Law,

(ii)                                  consents to the entry of an order for relief against it in an involuntary case,

(iii)                               consents to the appointment of a custodian or receiver of it or for all or substantially all of its property,

(iv)                              makes a general assignment for the benefit of its creditors, or

(v)                                 admits in writing its inability to pay its debts as they become due; and

(9)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief in an involuntary case against the Company or any Significant Subsidiary, or any group of Restricted Subsidiaries, that taken as a whole, would constitute a Significant Subsidiary, of the Company;

(ii)                                  appoints a custodian or receiver of the Company or any Significant Subsidiary, or any group of Restricted Subsidiaries, that taken as a whole, would constitute a Significant Subsidiary, of the Company or for all or substantially all of the property of any of the foregoing;

(iii)                               orders the liquidation of the Company or any of its Significant Subsidiaries, or any group of Restricted Subsidiaries, that taken as a whole, would constitute a Significant Subsidiary, of the Company; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02                             Acceleration.  Section 6.2 “Acceleration” of the Base Indenture is amended such that the reference to “clause (6) or (7)” in the first and second paragraph and in clause (5) of the third paragraph are deleted and replaced with the words “clause (8) or (9)”.

ARTICLE VII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 7.01                             Option to Effect Legal Defeasance or Covenant Defeasance.  Section 8.1 of the Base Indenture shall be amended and restated in its entirety and replaced with the following Section 8.1:

The Securities shall be subject to defeasance or covenant defeasance pursuant to Section 8.2 or 8.3 and upon compliance with the conditions set forth in this Article VIII.  The Company may, at its option and at any time, elect to have either Section 8.2 or 8.3 be applied to all outstanding Securities so subject to defeasance or covenant defeasance.  Any such election shall be evidenced by a Board Resolution of the Company.

Section 7.02                             Covenant Defeasance.  Section 8.3 of the Base Indenture shall be amended and restated in its entirety and replaced with the following Section 8.3:

Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3 with respect to the Securities, the Company shall, with respect to the Securities, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from obligations under the covenants contained in Sections 3.2 and 3.5 of the Base Indenture, Sections 3.03, 4.01, 4.02, 4.03, 4.04, 4.05, 4.06 and 4.07 of this First Supplemental Indenture and Section 4.1 of the Base Indenture (as amended by Section 5.01 of this First Supplemental Indenture) with respect to the outstanding Securities on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of the Securities (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that the Securities shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under clauses (3), (4) or (7) of Section 6.1 of the Base Indenture (as amended and restated by Section 6.01 of this First Supplemental Indenture), but, except as specified above, the remainder of the Indenture and the Securities shall be unaffected thereby.  If the Company exercises under Section 8.1 hereof the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, payment of the Securities may not be accelerated because of an Event of Default specified in clauses (5), (6), (8) or (9) (other than, in the case of clauses (8) and (9), any such Event of Default with respect to the Company) of Section 6.1 of the Base Indenture (as amended and restated by Section 6.01 of this First Supplemental Indenture).

Section 7.03                             Conditions to Legal or Covenant Defeasance.  Section 8.4 of the Base Indenture shall be deleted in its entirety and replaced with the following Section 8.4:

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Securities of any series.

In order to exercise Legal Defeasance or Covenant Defeasance with respect to the Securities of any series:

(1)                                 the Company irrevocably deposits with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) cash in U.S. dollars, (ii) non-callable U.S. government securities or (iii) a combination thereof, in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay when due the principal, premium, if any, and interest to Stated Maturity or to the Redemption Date, as the case may be, with respect to the Securities then outstanding, and any similar payments or payment pursuant to any call for redemption applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities;

(2)                                 no Default or Event of Default shall have occurred and be continuing on the date of the deposit or insofar as an Event of Default resulting from certain events involving the Company’s bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration date of the longest preference period applicable to the Company in respect of the deposit (and this condition shall not be deemed satisfied until the expiration of such period);

(3)                                 the defeasance shall not cause the Trustee to have any conflicting interest with respect to any of securities of the Company or result in the trust arising from the deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(4)                                 the defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or any other material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it or any Significant Subsidiary is bound;

(5)                                 the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which Opinion of Counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date hereof; and

(6)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that the conditions to such defeasance set forth in the Indenture have been complied with.

ARTICLE VIII

AMENDMENTS

Section 8.01                             Without Consent of Holders.  Section 9.1 of the Base Indenture shall be amended and restated in its entirety and replaced with the following:

The Company and the Trustee may amend or supplement the Indenture or the Securities without the consent of any Holder of Securities:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)                                 to provide for the assumption of the Company’s obligations to Holders of Securities in accordance with the Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s properties or assets;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not materially, in the good faith determination of the Board of Directors of the Company, adversely affect the legal rights under the Indenture of any such Holder;

(5)                                 to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)                                 to comply with the provisions of Section 4.05 of this First Supplemental Indenture;

(7)                                 to evidence and provide for the acceptance of appointment by a successor Trustee;

(8)                                 to provide for the issuance of Additional Securities in accordance with the Indenture; or

(9)                                 to conform the Indenture or the Securities to the “Description of the Notes” section in the Prospectus Supplement, to the extent any provision of the Indenture or the Securities is expressly inconsistent with any provision of the “Description of the Notes”.

After an amendment becomes effective, the Company is required to deliver to the Holders of each Security affected thereby a notice briefly describing such amendment. However, the failure to give such notice to all the Holders of each Security affected thereof, or any defect therein, will not impair or affect the validity of the amendment or supplemental indenture under this Section 9.1.

Section 8.02                             With Consent of Holders.  Section 9.2 of the Base Indenture shall be amended and restated in its entirety and replaced with the following:

Except as provided in Section 9.1 and this Section 9.2, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).

Upon the request of the Company, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall, subject to Section 9.6, join with the Company in the execution of such amendment or supplemental indenture.

Except as otherwise provided by Section 6.4 and this Section 9.2, the Holders of a majority in principal amount of the then outstanding Securities may waive compliance in a particular instance by the Company with any provision of the Indenture with respect to the Securities (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such series).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

(1)                                 reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)                                 change the Stated Maturity of the principal of, or any installment of interest on, any Security;

(3)                                 reduce the principal amount of, or premium, if any, or interest on, any Security;

(4)                                 change the optional Redemption Price (or the method of calculating the Redemption Price) of the Securities from those stated in Section 3.01;

(5)                                 waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the Securities (except, upon a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities, a waiver of the payment default that resulted from such acceleration) or in respect of any other covenant or provision that cannot be amended or modified without the consent of all Holders;

(6)                                 make any Security payable in money other than U.S. dollars;

(7)                                 make any change in the amendment and waiver provisions of the Indenture;

(8)                                 release any Guarantor from any of its obligations under its Security Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(9)                                 impair the right to institute suit for the enforcement of any payment on or with respect to the Securities or any Security Guarantee; or

(10)                          amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 3.03 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance of the proposed amendment.

A consent to any amendment or waiver under the Indenture by any Holder of the Securities given in connection with a tender of such Holder’s Securities will not be rendered invalid by such tender.  After an amendment under this Section becomes effective, the Company shall promptly deliver to Holders of each Security affected thereby a notice briefly describing such amendment.  The failure to give such notice to all Holders of each Security affected thereby, or any defect therein, shall not impair or affect the validity of an amendment, supplemental indenture or waiver under this Section 9.2.

ARTICLE IX

MISCELLANEOUS

Section 9.01                             Ratification of Indenture.

This First Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Base Indenture, and as supplemented and modified hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 9.02                             Trust Indenture Act Controls.

If any provision of the Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in the Indenture by the TIA, the required or deemed provision shall control.

Section 9.03                             Notices.

All notices and other communications shall be given as provided in the Base Indenture.

Section 9.04                             Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 9.05                             Successors.

All agreements of the Company in the Indenture and the Securities shall bind its successors.  All agreements of the Trustee in the Indenture shall bind its successors.

Section 9.06                             Multiple Originals.

The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this First Supplemental Indenture.  The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 9.07                             Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 9.08                             Binding Nature of Supplemental Indenture.

The Company hereby represents and warrants that this First Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 9.09                             No Adverse Interpretation or Other Agreements.

This First Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any Subsidiary or any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this First Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

COWEN GROUP, INC.

By:	/s/ Stephen Lasota
	Name:	Stephen Lasota
	Title:	Chief Financial Officer

Signature page to the First Supplemental Indenture

TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

Signature page to the First Supplemental Indenture

EXHIBIT A

FORM OF SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. 223622 309

COWEN GROUP, INC.

8.25% SENIOR NOTE DUE 2021

$[•]	No.: R-[•]

COWEN GROUP, INC., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                          MILLION DOLLARS or such other principal amount as shall be set forth on Schedule I hereto on October 15, 2021 and to pay interest thereon at the rate of 8.25% per annum, from and including October 10, 2014, or from the most recent Interest Payment Date on which interest has been paid or provided for, on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2015 (each, an “Interest Payment Date”), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the January 1, April 1, July 1 and October 1  (whether or not that date is a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding each Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.  Payment of the principal of and interest on this Security (including, without limitation, any Redemption Price or purchase price relating to a Change of Control Offer) shall be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture (initially the Corporate Trust Office of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register.  Payments of principal and interest at Maturity shall be made against presentation of this Security at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

Reference is hereby made to the further provisions of this Security set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Trustee’s Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Security to be to be duly executed as of the date set forth below.

COWEN GROUP, INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  [•]

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

(Reverse of Security)

COWEN GROUP, INC.

8.25% SENIOR NOTE DUE 2021

1.                                      This Security is one of a duly authorized issue of securities of the Company designated as its 8.25% Senior Notes due 2021 (the “Securities”) issued and to be issued under an indenture, dated as of October 10, 2014 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and the first supplemental indenture, dated as of October 10, 2014 (the Base Indenture, as so supplemented and as it may be further supplemented or amended from time to time, is herein referred to as the “Indenture”), between the Company and the Trustee.  Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The indebtedness of the Company evidenced by the Securities, including the principal thereof and interest thereon (including post-default interest), shall constitute unsecured indebtedness of the Company and shall rank equally in right of payment with all of the Company’s current and future unsecured and unsubordinated indebtedness and senior to all of its current and future subordinated debt.

Interest on the Securities shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.

2.                                      The Securities are redeemable, at the option of the Company, as a whole at any time or in part from time to time, at the Redemption Prices and in the manner provided in the Indenture.

3.                                      If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Securities pursuant to paragraph 2 of this Security, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $25.00 or in integral multiples of $25.00) of such Holder’s Securities pursuant to a Change of Control Offer, at a cash purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of settlement of the Change of Control Offer.

4.                                      If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities, together with all accrued and unpaid interest and premium, if any, may be declared due and payable in the manner and with the effect provided in the Indenture.

5.                                      The Indenture permits, with certain exceptions as therein provided, the amendment or supplement thereof and the Securities and the modification of the rights and obligations of the Company and the rights of the Holders of Securities under the Indenture at any

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time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities then outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

6.                                      The Securities are issuable as registered securities in minimum denominations of $25.00 or any amount in excess thereof which is an integral multiple of $25.00.  As provided in the Indenture, and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities in authorized denominations, as requested by the Holder surrendering the same.

7.                                      As provided in the Indenture and subject to certain limitations therein set forth, the Registrar shall register the transfer and make certain exchanges of the Securities if the Registrar’s requirements and the requirements of the Indenture for such transactions are met.  Such Securities presented for transfer or exchange must be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or such Holder’s attorney, duly authorized in writing, on which instruction the Registrar can conclusively rely.

8.                                      No service charge shall be made to the Holder for any such registration of transfer or exchange (except as otherwise expressly permitted in the Indenture), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable on exchanges pursuant to the Indenture).

9.                                      Prior to the due presentment of this Security for registration of transfer or exchange, the Company, the Trustee, any Agent and any authenticating agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, and neither the Company, the Trustee, any Agent nor any authenticating agent shall be affected by notice to the contrary.

10.                               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

11.                               No director, manager, officer, employee, incorporator, member, partner, stockholder or other owner of Capital Stock of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder of Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.

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12.                               This Security shall not be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

13.                               Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

14.                               Each Holder of this Security covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

15.                               THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY, THE INDENTURE OR THE TRANSACTION CONTEMPLATED THEREBY.

16.                               All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                         attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:                    THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to have all of this Security purchased by the Company pursuant to Section 3.03 of the First Supplemental Indenture, check this box: [     ]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.03 of the First Supplemental Indenture, state the amount you elect to have purchased (equal to $25.00 or in integral multiples of $25.00):

$

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed.

Signature Guarantee:

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in principal amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian